Exhibit 99.1

FOR IMMEDIATE RELEASE

Wheeler Real Estate Investment Trust, Inc. Completes the Disposition of Two Parcels, Reports Preliminary Unaudited May AFFO Results and Announces Second Quarter 2017 Earnings Release Date

•	Company sells Carolina Place raw land parcel located in Onley, VA

•	Company sells 1.06 acre outparcel at Rivergate Shopping Center located in Macon, GA

•	Company reports preliminary unaudited AFFO results for May 2017 of $0.15/share; Second Quarter 2017 results to be released on August 8, 2017

Virginia Beach, VA –June 28, 2017 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”), a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers, today reported that the Company has closed on the sale of an outparcel located at Rivergate Shopping Center (“Rivergate”) and Carolina Place, a 2.14 acre raw land parcel located in Onley, VA adjacent to Chesapeake Square Shopping Center.

Rivergate is a 205,810 square foot Publix-anchored shopping center, located in Macon, GA and was 97.6% leased as of March 31, 2017. This Property is located at the main thoroughfare of the North Macon retail corridor and is approximately seventy miles south of Atlanta.

At the acquisition date, December 21, 2016, Rivergate had eight outparcels with diverse national tenants including a free-standing Starbucks, Buffalo Wild Wings, IHOP and Steak N’ Shake, as well as co-tenant buildings with FedEx/Panera, Dunkin Donuts/Subway, Planet Fitness/SkyZone and Pet Supermarket/Tuesday Morning. The Steak & Shake lease expired on May 31, 2017 and on June 26, 2017, the Company closed on the sale of the 1.06 acre parcel, including the building and other improvements, for gross proceeds of $2.25 million. Net proceeds after debt pay down and customary closing costs were approximately $651,000. The Company will continue to evaluate the sale of other outparcels as part of its capital recycling strategy.

The Company acquired Carolina Place, a 2.14 acre raw land parcel; shortly after acquiring the adjacent Food Lion anchored Chesapeake Square Shopping Center in July 2015 and sold the parcel for gross proceeds of $250,000. The parcel is collateralized against the Company’s loan with Revere Capital and its sale will reduce the principal balance of the loan by approximately $167,000 to $6.8 million.

Wheeler will use the proceeds from both sales for general working capital purposes.

The Company is also reporting preliminary unaudited May AFFO results of $0.15/share and will announce full financial results for the second quarter 2017 on August 8, 2017 followed by a conference call with management on August 9, 2017 at 10:00 AM EST. Conference call details will be provided at a later date.

About Wheeler Real Estate Investment Trust Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers.

Additional information about Wheeler Real Estate Investment Trust, Inc. can be found at the Company’s corporate website: www.whlr.us.

Forward-looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the Company’s ability to implement its business strategies, including the sale of outparcels, and recycling the capital back into its core business of acquiring mainly grocery-anchored centers; (ii) preliminary unaudited AFFO results for May 2017 of $0.15/share; (iii) the use of proceeds from the sale of the outparcels for general working capital purposes and (iv) the Company’s anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:

Wheeler Real Estate Investment Trust, Inc.
Wilkes Graham
Chief Financial Officer
(757) 627-9088
wilkes@whlr.us

Laura Nguyen
Director of Investor Relations
(757) 627-9088
laura@whlr.us